Exhibit 99



CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350 as adopted pursuant to
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned, as the chief executive officer and the chief financial officer, respectively, of Todd Shipyards Corporation (the "Company") do hereby certify for purposes of 18 U.S.C. Section 1350 that (i) the Company's Quarterly Report on Form 10-Q for the first quarter of the Company's fiscal year ending March 30, 2003 (the "Report"), as filed with the Securities and Exchange Commission on August 13, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.




By:
   Scott H. Wiscomb
   Chief Financial Officer
   August 13, 2002




By:
   Stephen G. Welch
   Chief Executive Officer
   August 13, 2002